EXHIBIT 15.1

                 CONSENT OF ELLIS FOSTER, CHARTERED ACCOUNTANTS



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ELLIS FOSTER
CHARTERED ACCOUNTANTS
1650 WEST 1ST AVENUE
VANCOUVER, B. C., CANADA V6J 1G1
TELEPHONE: (604) 734-1112  FACSIMILE (604) 714-5916
EMAIL: GENERALDELIVERY@ELLISFOSTER.COM
WEBSITE:  WWW.ELLISFOSTER.COM
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this amended Registration Statement of Amera Resources Corporation (the "Company") on Form 20-F/A Amendment No. 2 of our report dated May 10, 2004, related to the Company's financial statements as at December 31, 2003, which are part of this Registration Statement.

We also consent to the reference to us under the headings "Item 1. Directors, Senior Management and Advisors - Experts" and "Item 10. Additional Information - Consents of Experts."



                                           /s/ Ellis Foster
                                           Chartered Accountants

Vancouver, British Columbia
April 28, 2005






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